Exhibit 77Q1a

ARTICLES SUPPLEMENTARY
OF
CREDIT SUISSE INSTITUTIONAL FUND, INC.
CREDIT SUISSE INSTITUTIONAL FUND, INC. (the "Fund"), a
Maryland corporation
with its principal corporate offices in the State of
Maryland in Baltimore
Maryland, DOES HEREBY CERTIFY:
1.	The Fund hereby further reclassifies one billion
(1,000,000,000)
Shares of the authorized and unissued shares of the Capital
Appreciation
Portfolio of the Fund as Unclassified Shares;

2.	The Fund hereby further reclassifies one billion
(1,000,000,000)
Shares of the authorized and unissued shares of the Large
Cap Value
Portfolio of the Fund as Unclassified Shares;

3.	The Unclassified Shares shall have the preferences,
conversions
and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in
Article V, Section 4 of the Fund's Articles of
Incorporation, as amended
from time (the "Articles"), and shall be subject to all provisions of the
Articles relating to Shares generally.

4.	The Shares of the Capital Appreciation Portfolio
and Large Cap
Value Portfolio have been reclassified by the Fund's
Board of Directors
under the authority contained in Article V, Sections
2 and 3 of the
Articles.

5.	The reclassification of authorized but unissued
shares as set
forth in these Articles Supplementary does not increase the authorized capital of the Fund or the aggregate par value thereof.
IN WITNESS WHEROF, the undersigned have executed these Articles Supple-mentary on behalf of Credit Suisse Institutional Fund, Inc. and acknowledge that it is the act and deed of the Fund and state, under penalty of perjury,to the best of the knowledge, information and belie of each of them, that the matters contained herein with respect to the approval thereof are truein all material respects.

Dated: December 15, 2006

              CREDIT SUISSE INSTITUTIONAL FUND, INC.
	      By:/s/ J. Kevin Gao
	      Name: J. Kevin Gao
	      Title:  Vice President and Secretary

ATTEST:
By:/s/Karen Regan
Name: Karen Regan
Title:  Assistant Secretary

ARTICLES SUPPLEMENTARY
OF
CREDIT SUISSE INSTITUTIONAL FUND, INC.

CREDIT SUISSE INSTITUTIONAL FUND, INC. (the "Fund"),
a Maryland corporation with its principal corporate
offices in the State of Marylandin Baltimore, Maryland,
DOES HEREBY CERTIFY:
1. 	There is hereby classified one series of
stock comprised of one billion (1,000,000,000) Shares
(as those terms are defined in the Fund's Articles of
Incorporation, as amended from time to time, the
"Articles") of the authorized but unclassified and
unissued Shares of the Fund, to be known as the
"Asia Bond Portfolio" (referred to herein as the
"Portfolio").
2. 	The Shares of the Portfolio classified
hereby shall have the preferences, conversion and other
rights, voting powers, restrictions, limitations as to
dividends, qualifications, and terms and conditions of
redemption as set forth in Article V, Section 4 of the
Articles and shall be subject to all provisions of the
Articles relating to Shares generally.
3. 	The Shares of the Portfolio have been classified
by the Fund's Board of Directors under the authority
contained in Article V, Sections 2 and 3 of the Articles.
4. 	The classification of authorized but unissued
shares as set forth in these Articles Supplementary does not increase the authorized capital of the Fund or the aggregate par value thereof.IN WITNESS WHEREOF, the undersigned have executed these Articles Supplementary on behalf of Credit Suisse Institutional Fund, Inc. and acknowledge that it is the act and deed of the Fund and state, under penalty of perjury, to the best of the knowledge, information and belief of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.

Dated: February 1, 2007

CREDIT SUISSE INSTITUTIONAL FUND, INC.
By:/s/J. Kevin Gao
Name:  J. Kevin Gao
Title: Vice President and Secretary

ATTEST:
By: /s/Karen Regan
Name:  Karen Regan
Title: Assistant Secretary